Exhibit 26 (c) i. a.

Amendment No. 1

To

Underwriting and Servicing Agreement Dated May 1, 1996

Between

MML Investors Services, Inc. and

MML Bay State Life Insurance Company

August 15, 1997

The Underwriting and Servicing Agreement, dated May 1, 1996, by and between MML Investors Services, Inc. and MML Bay State Life Insurance Company (the “Agreement”) is hereby amended as follows:

1. The first paragraph of section 5 of the Agreement is deleted in its entirety and replaced with the following.

Bay State has prepared or caused to be prepared registration statements describing the contracts, together with exhibits thereto (hereinafter referred as t the “Registration Statements”). The Registration Statements include prospectuses (the “Prospectuses”) for the Contracts.

2. All references in the Agreement to Registration Statement” are hereby changed to “Registration Statements” and any verbs associated with the term “Registration Statement” are modified to reflect the plural “Registration Statements” as opposed to the singular “Registration Statement”.

MML INVESTORS SERVICES, INC.		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT 1

By:	/s/ Kenneth M. Rickson	By:	/s/ Anne Melissa Dowling
Kenneth M. Rickson
President

Amendment No. 2

to

Underwriting and Servicing Agreement

Dated May 1, 1996

Between

MML Investors Services, Inc. and

MML Bay State Life Insurance Company

December 15, 1997

The Underwriting and Servicing Agreement (“Agreement”) dated May 1, 1996, between MML Investors Services, Inc. (“MMLISI”) and MML Bay State Life Insurance Company (“Bay State”), is hereby amended as follows:

1.	Paragraph 14 is deleted in its entirety and replaced with the following:

14. MMLISI Compensation. As payment for its services hereunder in 1997, MMLISI shall receive an annual fee in the amount of $            . Bay State shall make such payment to MMLISI no later than December 31, 1997. This fee shall be renegotiated annually commencing in 1998; however, in the event that the parties do not agree on the amount of a new fee, the fee shall remain at $             per year.

2.	The following language is added at the end of Section 2.

MMLISI may solicit independent broker-dealer firms (“Independent Brokers”) to enter into distribution agreements with Bay State. Pursuant to such agreements, the Independent Brokers will be authorized to sell the Contracts. All such agreements shall be in a form agreed to by Bay State. All such agreements shall provide that the Independent Brokers must assume full responsibility for continued compliance by itself and its associated persons with the Conduct Rules of the NASD (the “Rules”) and all applicable federal and state securities and insurance laws. All associated persons of such Independent Brokers soliciting applications for the contracts shall be duly and appropriately licensed and appointed for the sale of the Contracts under the Rules and applicable federal and state securities and insurance laws.

MML INVESTORS SERVICES, INC.		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT 1

By:	/s/ Kenneth M. Rickson	By:	/s/ Paul D. Adornato
Kenneth M. Rickson
President

Amendment No. 3

to

Underwriting and Servicing Agreement

Dated May 1, 1996

Between

MML Investors Services, Inc. and

MML Bay State Life Insurance Company

Effective April 1, 2002:

1.	All references in the Agreement to “Co-underwriter” are hereby changed to read “retail distributor.”

2.	The following paragraph of Section 2, added December 15, 1997 by Amendment No. 2 to the Agreement, is hereby deleted in its entirety:

MMLISI may solicit independent broker-dealer firms (“Independent Brokers”) to enter into distribution agreements with MassMutual. Pursuant to such agreements, the Independent Brokers will be authorized to sell the Contracts. All such agreements shall be in a form agreed to by MassMutual. All such agreements shall provide that the Independent Brokers must assume full responsibility for continued compliance by itself and its associated persons with the Conduct Rules of the NASD (the “Rules”) and all applicable federal and state securities and insurance laws. All associated persons of such Independent Brokers soliciting applications for the Contracts shall be duly and appropriately licensed and appointed for the sale of the Contracts under the Rules and applicable federal state securities and insurance laws.

MML Investors Services, Inc.		MML Bay State Life Insurance Company, on its behalf and on behalf of MML Bay State Variable Life Separate Account I

By:	/s/ Gregory Williams	By:	/s/Ann F. Lomeli
Gregory Williams
President

Amendment No. 4 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Investors Services, Inc. and MML Bay State Life Insurance Company

December 31, 2006

Paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Investors Services, Inc. (“MMLISI”) and MML Bay State Life Insurance Company (“Bay State”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MMLISI Compensation.    As payment for its services hereunder, MMLISI shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to Bay State: (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“MML Bay State Variable Life Separate Account I Related Expenses”), (2) the percentage of the MML Bay State Variable Life Separate Account I Related Expenses for which it believes Bay State is responsible (“Bay State Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If Bay State objects to the MML Bay State Variable Life Separate Account I related Expenses, the Bay State percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to MML Bay State Variable Life Separate Account I Related Expenses, Bay State Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2007, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2006, the Fee is $            .

Bay State shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be     % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between Bay State and MMLISI which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to Bay State no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within     % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES, INC.		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Peter Lahaie	By:	/s/ Norman Smith
Peter Lahaie
VP and CFO

Amendment No. 5 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Investors Services, Inc. and MML Bay State Life Insurance Company

March 31, 2007

Paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Investors Services, Inc. (“MMLISI”) and MML Bay State Life Insurance Company (“Bay State”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MMLISI Compensation.    As payment for its services hereunder, MMLISI shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to Bay State: (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“MML Bay State Variable Life Separate Account I Related Expenses”), (2) the percentage of the MML Bay State Variable Life Separate Account I Related Expenses for which it believes Bay State is responsible (“Bay State Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If Bay State objects to the MML Bay State Variable Life Separate Account I related Expenses, the Bay State percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to MML Bay State Variable Life Separate Account I Related Expenses, Bay State Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2008, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2007, the Budgeted Fee is $            .

Bay State shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be     % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between Bay State and MMLISI which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to Bay State no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within     % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES, INC.		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Michael R. Fanning	By:	/s/ Norman Smith
Michael R. Fanning
President

Amendment No. 6 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Investors Services, Inc. and MML Bay State Life Insurance Company

March 31, 2008

Paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Investors Services, Inc. (“MMLISI”) and MML Bay State Life Insurance Company (“Bay State”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MMLISI Compensation.    As payment for its services hereunder, MMLISI shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLISI’s operating costs that are attributable to the services provided by MMLISI hereunder. During the fourth quarter of each year, MMLISI shall present to Bay State: (1) a description of those MMLISI operating expenses that it believes are attributable to the services provided by MMLISI hereunder (“MML Bay State Variable Life Separate Account I Related Expenses”), (2) the percentage of the MML Bay State Variable Life Separate Account I Related Expenses for which it believes Bay State is responsible (“Bay State Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If Bay State objects to the MML Bay State Variable Life Separate Account I related Expenses, the Bay State percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to MML Bay State Variable Life Separate Account I Related Expenses, Bay State Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2009, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2008, the Budgeted Fee is $            .

Bay State shall, for each quarter, pay a portion of the Fee to MMLISI within 30 days of billing. For the first three quarters, the amount of the payment shall be     % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between Bay State and MMLISI which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLISI shall provide a status report on the calculation of the Fee to Bay State no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within     % of the year-to-date pro-rated Budgeted Fee.

MML INVESTORS SERVICES, INC.		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ John Vaccaro	By:	/s/ Norman Smith
John Vacarro